Exhibit 10.4

ASSIGNMENT OF MEMBERSHIP INTERESTS

This Assignment of Membership Interests (this “Assignment”), dated this 8th day of November, 2007, is by and between Entek USA Inc., a Delaware corporation (“Assignor”), and Velocity Oil & Gas Inc., a Nevada corporation (“Assignee”).  Assignor and Assignee are collectively referred to herein as the “Parties”, and are sometimes referred to individually as a “Party.”

RECITALS

WHEREAS, this Assignment is delivered pursuant to that certain Purchase and Sale Agreement, dated as of November 8, 2007, between Assignor and Assignee (as the same may be amended, modified, supplemented or restated, the “Purchase and Sale Agreement”), wherein Assignor agreed to sell, and Assignee agreed to purchase, all of the outstanding membership interests in South Marsh LLC, a Delaware limited liability company (the “Company”) in accordance with the terms of such Purchase and Sale Agreement.

ASSIGNMENT

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Assignor hereby GRANTS, BARGAINS, SELLS and ASSIGNS all of the outstanding Membership Interests in the Company (the “Membership Interests”) to Assignee, and Assignor binds itself and its successors and assigns to warrant and forever defend, all and singular, the Membership Interests unto Assignee and its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise.

2.           Assignee hereby assumes all duties, obligations and liabilities of every kind and character with respect to the Membership Interests, whether arising before or after the date of this Assignment.

IN WITNESS WHEREOF, the Parties have executed this Assignment this 8th day of November 2007.

ASSIGNOR

Entek USA Inc.

By: /s/ Russell Brimage

Russell Brimage, Director

ASSIGNEE

Velocity Oil & Gas Inc.

By: /s/ Frank A.Jacobs

Frank A. Jacobs

President & CEO